UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 17, 2009

CHINA SHUANGJI CEMENT LTD.

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(Exact Name of small business issuer as specified in its charter)

Delaware

000-52440

95-3542340

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(State of Incorporation)

(Commission File No.)

(IRS Employer ID Number)

221 Linglong Road, Zhaoyuan City, Shandong Province

People’s Republic of China, 265400

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(Address of principal executive offices)

(86) 535-8213217

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(Registrant’s telephone number, including area code)

N/A

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On April 16, 2009, we filed a Certificate of Amendment to the Certificate of Incorporation reflecting a reverse split of our common shares and such change was filed with the Delaware Secretary of State (see attached).  The action was effected by the written consent of a majority of our shareholders. On March 4, 2009, our board of directors adopted the action, and authorized submitting such action to a vote of our shareholders.

Item 8.01  Other Events

Effective April 22, 2009, the Company was issued a new ticker symbol of “CSGJ” for the four (4) to one (1) reverse split of all outstanding common shares.  The reverse split of the Company’s issued and outstanding common shares is payable upon surrender of existing certificates to the Company’s transfer agent and any resulting fractional shares were rounded up to whole share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

China Shuangji Cement Ltd.

By:  /s/ Wenji Song

Wenji Song

President

Date:

May 12, 2009

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